                                                                            Exhibit 99.2

U.S. PHYSICAL THERAPY, INC.
2026 DISCRETIONARY LONG-TERM INCENTIVE PLAN
FOR SENIOR MANAGEMENT
(“Discretionary LTIP”)

Purpose: To incentivize and retain Executives eligible for this Discretionary LTIP to achieve certain strategic, operational, business growth & development and other criteria and reward Executives when such criteria are achieved, and to align the long-term interests of Executives and shareholders of USPH by compensating the Executives in Restricted Stock Units (“RSUs”), representing the right to receive one share of USPH Common Stock, and which vest over time, thereby increasing the Executives' equity interest in USPH.

Effective Date: This Discretionary LTIP is established effective March 9, 2026.

Participants: Executives who will have an opportunity to be granted RSUs under this Discretionary LTIP shall be the Chief Executive Officer (“CEO”), the Chief Operating Officer - West (“COO - West”), the President and Chief Operating Officer - East (“President/COO - East”) and Executive Vice President, General Counsel (“EVP”). The following shall be the maximum amount of RSUs that may be awarded under this program to each specified participant: CEO = 19,128 RSUs; President/COO - East = 8,419 RSUs; COO - West = 7,619 RSUs;  and EVP =  6,473 RSUs.

Vesting and Other Terms and Provisions: Under this Discretionary LTIP, Executives have an opportunity to receive Restricted Stock Units (“RSUs”) under the 2003 Plan, to be granted by the Compensation Committee of the Board of Directors of USPH (as the term “Committee” is defined in Section 1.8 of the 2003 Plan) in the first quarter of 2027. Each RSU represents the right to receive one share of Common Stock upon settlement.  If prior to the settlement date the Company declares a cash or stock dividend with respect to shares of Common Stock, then on the payment date of such dividend the Grantee will be credited with “Dividend Equivalents” in an amount equal to the dividends that would have been paid to Grantee if one share of Common Stock had been issued on Grant Date for each RSU. The Dividend Equivalents shall be subject to the same Transfer, forfeiture and Vesting Events as the RSUs to which they relate and shall be paid in cash (with stock dividends converted to cash) on the same date that the RSUs to which they relate are settled and the underlying shares of Common Stock issued.

The Executive must be employed by USPH or its affiliates from the Effective Date through the date of the grant to receive an RSU, unless otherwise provided in the Executive’s Employment Agreement. All RSUs shall be granted subject to the terms of the 2003 Plan and the specific terms and conditions (including without limitation, restrictions on transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion. RSUs that are granted under this Subjective LTIP will vest evenly over 16 quarters commencing May 20, 2027 and thereafter on August 20, November 20, and March 6 with final vesting on March 6, 2030, subject to acceleration of vesting upon a “Qualified Retirement” and otherwise as in the Committee's sole discretion and based on the occurrence of certain events, as more specifically defined in the applicable Restricted Stock Unit Agreement between the Executive and USPH and/or in the Executive's employment agreement with USPH.  For the purposes hereof, “Qualified Retirement” shall mean the Grantee’s separation from service with Company and its Affiliates after Grantee’s attainment of age 65 and at least 8 years of service with the Company and/or its Affiliates, provided that the Grantee provides the Company written notice of Grantee’s retirement at least 9 months prior to the termination date of Grantee’s employment. In the event of acceleration of vesting upon a Qualified Retirement, the shares of Common Stock issuable thereunder shall be issued, and the payment of the amount representing the Dividend Equivalents shall be paid, on the date that is six (6) months after the Grantee’s termination of employment.

The factors to be considered include:

Chris Reading - CEO

1.	Company and Board Leadership.
•	Ensure that the Board and its Committees have adequate resources, communication and structure to carry out their critical functions.
•	Ensure smooth onboarding and orientation for new board members and ensure adequate resources and support for each board committee.
•
Ensure that the Company’s strategy is focused on creating long-term value for shareholders and stakeholders alike and that the execution around those initiatives is done in a way as to uphold the Company’s long-established standards for  integrity, communication and patient-centered care.

2.
Expand and accelerate the Company’s development and growth opportunities in both the physical therapy and industrial injury prevention segments, as well as through focused expansion of the Company’s hospital initiatives and the evaluation and creation of digital and remote offerings.

3.	Maintain the stability and cohesion of the Company’s management team as we work through a challenging environment for the long-term benefit of the shareholders.
4.	Maintain an environment of compliance, accountability and integrity in all that we do.
5.	Conduct a successful search, selection, onboarding and integration of the Chief Financial Officer.
6.	Oversee the completion of the WorkDay ERP architecture, design, testing, and deployment phases as well as the operational rollout of the system in January 2027.

Eric Williams – President and COO East

1.	Ensure cost and revenue alignment to achieve Company’s operating plan in physical therapy and IIP business segments.
2.
Broaden the adoption of artificial intelligence and virtual technologies designed to improve productivity and leverage labor costs in the clinics, while enhancing revenue generation with the expansion of home care, cash-based programs, and hospital system relationships.

3.	Design and implement a digital care physical therapy offering to begin migrating towards a hybrid care model creating scalability and improved access to physical therapy services.
4.	Training, development, and acquisition of key personnel to ensure that the Company has the necessary depth in important operational and support areas for succession and growth-related objectives.
5.	Maintain effective compliance and cybersecurity cultures.
6.	Foster and deepen trust-based relationships, across and between partnerships, with emphasis on top 40 partner groups, to ensure adoption of key initiatives and objectives.
7.	Ensure the completion of the WorkDay ERP architecture, design, testing, and deployment phases as well as the operational rollout of the system in January 2027.

Graham Reeve - COO West

1.	Ensure cost and revenue alignment to achieve Company’s operating plan in PT and IIP business segments.
2.
Expand the Company-wide initiative to broaden the adoption of artificial intelligence. virtual technologies and remote therapy monitoring (RTM) programs designed to enhance patient care service delivery, productivity, and leverage labor costs.

3.
Create and maintain an effective leadership development, training of key individuals, succession planning and effective relationship integration to ensure seamless transition to accommodate strategic and growth initiatives and succession related changes.

4.
Execute a Company-wide initiative to enhance PT revenue generation through the growth and expansion of cash and home care programs and hospital system relationships, and ensure effective acquisition related due diligence and integration coordination and execution.

5.	Maintain effective compliance and cybersecurity culture.

Rick Binstein - EVP/General Counsel
1.	Coordinate with CEO and other executives to facilitate growth through development.
2.	Coordinate with and assist the Company’s Chief Compliance Officer in compliance related matters to maintain an effective compliance culture.
3.	Manage and operate legal department in a manner which successfully supports the Company’s partners and corporate/infrastructure needs.
4.	Assist CEO and other executives in evaluating new opportunities for growth, including acquisitions and strategic hospital relationships.
5.	Coordinate and maintain corporate records and board of directors related matters.
6.	Assist Chairman/CEO in onboarding and orienting new board members and CFO.

Administration: The Compensation Committee shall administer this Discretionary LTIP. The Compensation Committee shall have the exclusive authority to interpret and construe the terms of this Discretionary LTIP and make all determinations under this plan, and its decisions shall be final and binding in all persons. The Compensation Committee shall set out the vesting and other terms of an RSU in writing.

Award Grant Date:  Any RSUs granted under this program shall be granted under the 2003 Plan in the first quarter of 2027 after the Compensation Committee determines the amount, if any, of the RSUs to be granted to each participant.